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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 21, 2001


                            SOUTHWEST GAS CORPORATION
             (Exact name of registrant as specified in its charter)


               California                     1-7850             88-0085720
    (State or other jurisdiction of        (Commission        (I.R.S. Employer
     incorporation or organization)        File Number)      Identification No.)

        5241 Spring Mountain Road
         Post Office Box 98510
           Las Vegas, Nevada                                     89193-8510
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (702) 876-7237


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ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE


On June 21, 2001, United States District Court Judge Roslyn O. Silver in Phoenix, Arizona, issued an Order dismissing with prejudice Southern Union Company's (Southern Union) fraudulent inducement causes of action against Southwest Gas Corporation's (the Company) Chairman of the Board Thomas Hartley and the Company's Executive Vice President/Consumer Resources and Energy Services Edward Zub. The Court also dismissed Southern Union's tortious interference claims against the Company's President and Chief Executive Officer Michael Maffie.

Given that all of Southern Union's causes of action against Mr. Hartley and Mr. Zub have been dismissed, Mr. Hartley and Mr. Zub are no longer parties to the lawsuit. The Court also dismissed Southern Union's fraudulent inducement claims against other parties to the lawsuit, including ONEOK, Inc. and Arizona Corporation Commissioner James Irvin.

The Company has a motion for summary judgment currently pending before the Court and plans to file additional motions that, if granted, would dismiss the few remaining Southern Union claims against the Company and Mr. Maffie. A trial date of November 12, 2001 is presently set. It is anticipated that the trial could last two to three months.

This filing may contain statements which constitute "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995 (Reform Act). All such forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the impact of weather variations on customer usage, natural gas prices, the effects of regulation/deregulation, the timing and amount of rate relief, changes in capital requirements and funding, resolution of pending litigation, acquisitions, and competition.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   SOUTHWEST GAS CORPORATION



Date:  June 27, 2001                 /s/ ROY R. CENTRELLA
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                                        Roy R. Centrella
                                           Controller